UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 29, 2017 (November 29, 2017)
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	000-55791	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8329 W. Sunset Road, Suite 210
Las Vegas, Nevada 89113
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (702) 820-3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase of Harrah’s Las Vegas Property

Purchase and Sale Agreement

On November 29, 2017 (the “Effective Date”), an indirect wholly owned subsidiary (the “Harrah’s Purchaser”) of VICI Properties Inc. (the “Company”), and Harrah’s Las Vegas, LLC (the “Harrah’s Seller”), a subsidiary of Caesars Entertainment Corporation (“CEC”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which the Harrah’s Purchaser agreed to acquire from the Harrah’s Seller all of the land and real property improvements associated with Harrah’s Las Vegas Hotel & Casino (the “Harrah’s Las Vegas Property”). Harrah’s Seller will form a new entity (“HLV Owner”), which will at the time of closing of the transaction be the owner of the Harrah’s Las Vegas Property, and Harrah’s Purchaser will acquire the membership interests of HLV Owner for a purchase price of $1,136,200,000. The purchase of the Harrah's Las Vegas Property and the sale of the Eastside Property, defined below, are conditional on each other and are expected to close in December 2017, subject to closing conditions.The Company has obtained committed financing in the form of incremental term loans as a separate facility or separate tranche under that certain first lien credit agreement, dated as of October 6, 2017 and as in effect on the date hereof, by and among VICI Properties 1 LLC, as borrower, Wilmington Trust, National Association, as administrative agent and the other financial institutions from time to time party thereto pursuant to a commitment letter entered into by and among the Company, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., dated as of November 29, 2017.

On November 29, 2017, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Lease Agreement

On the date of the closing of the purchase of the Harrah’s Las Vegas Property (the “Closing Date”), HLV Owner, as landlord, will enter into an amended and restated lease with the Harrah’s Seller, as tenant, whereby the Harrah’s Seller will lease back the Harrah’s Las Vegas Property from HLV Owner (“Lease Agreement”). Under the terms of the Lease Agreement, the Harrah’s Seller will be primarily responsible for ongoing costs relating to the property, including property taxes, insurance, and maintenance and repair costs that arise from the use of the property and the Harrah’s Seller will be required to continue to invest in the property and related equipment ($171 million for the period commencing January 1, 2017 and ending December 31, 2021).

The Lease Agreement will have an initial 15 year term with four five-year renewal terms exercisable at the option of the Harrah’s Seller (subject to certain conditions) and will provide for a fixed base rent for each of the first seven years of the lease term equal to $87.4 million. In the eighth year of the lease rent is split into an 80% fixed base rent component and 20% variable rent component, which is adjusted periodically from time to time. In addition, the Lease Agreement will contain a fixed annual rent escalator on the base rent equal to (i) 1% commencing in the second year of the lease and (ii) the greater of 2% and the increase in the Consumer Price Index commencing in the sixth year of the lease; provided that if the increase in clause (ii) results in an EBITDAR to Rent Ratio (as defined in the Lease) of less than 1.6:1, then the annual escalator will be such lower amount to achieve a 1.6:1 ratio (but in no event result in rent being lower than the prior lease year’s rent).

Guaranty of Lease

On the Closing Date, HLV Owner and an entity to be known as Caesars Resort Collection, LLC (“CRC”), will enter into a Guaranty of Lease whereby, among other things, CRC will guaranty the Harrah’s Seller’s payment obligations under the Lease Agreement.

Sale of Eastside Property

Sale Agreement

On the Effective Date, Vegas Development LLC, an indirect wholly owned subsidiary of the Company (the “Land Seller”), and Eastside Convention Center, LLC, a subsidiary of CEC (the “Land Purchaser”), entered into a Purchase and Sale Agreement (the “Sale Agreement”), pursuant to which the Land Purchaser agreed to acquire from the Land Seller approximately 18 acres of certain parcels located in Las Vegas, Nevada, east of the Harrah’s Las Vegas Property (the “Eastside Property”), with Land Purchaser acquiring all of the Land Seller’s membership interests in Vegas Development Land Owner LLC (“Eastside Owner”), which at the time of the closing of the transaction will be the owner of the Eastside Property. The purchase price for the membership interests in Eastside Owner is $73,600,000.

Put/Call Agreement

On the Closing Date, the Harrah’s Purchaser and 3535 LV NEWCO, LLC and a to-be-determined entity, each of which is a subsidiary of CEC (collectively, “Owner”), which Owner, as of the Closing Date, will be the owners of certain parcels of real property located adjacent to the Harrah’s Las Vegas Property (including the Eastside Property) (collectively, the “Designated Property”), all or a portion of which Designated Property may in the future be improved by a convention center (in such case, the “Convention Center Property”), will enter into a put-call right agreement (the “Put-Call Right Agreement”), which provides Harrah’s Purchaser and Owner with certain rights and obligations in connection with: (i) the sale by Owner to the Harrah’s Purchaser and simultaneous leaseback by the Harrah’s Purchaser to Owner of the Convention Center Property, (ii) in the event the transactions described in item (i) are triggered by Owner and such transactions do not close for reasons other than a default by Owner or failure to obtain any required regulatory approvals (among other things), and Owner so elects, the sale by the Harrah’s Purchaser to Owner of the Harrah’s Las Vegas Property, and (iii) a right of first refusal in favor of the Harrah’s Purchaser to purchase a convention center of a certain size or certain other income-producing property that may be constructed by Owner or an affiliate thereof located on a portion of the Designated Property, all on and subject to the terms and conditions set forth in the Put-Call Right Agreement, and, in connection with the right of first refusal described in item (iii), in the ROFR Amendment described below.

Guaranty

On the Effective Date, VICI Properties 1 LLC, a wholly owned subsidiary of the Company (“VICI I”), delivered a Guaranty (the “Guaranty”), in which VICI I guaranteed to the Harrah’s Seller the payment in full of any Seller Liquidated Damages Amount (as defined in the Purchase Agreement) and to the Land Purchaser the payment of losses resulting from the breach by Land Seller of Seller’s Warranties (as defined in the Sale Agreement) under the Sale Agreement.

Amended and Restated Right of First Refusal Agreement

On the Closing Date, VICI Properties L.P., a wholly-owned subsidiary of the Company (“Propco”), and CEC will enter into an Amended and Restated Right of First Refusal Agreement (the “ROFR Amendment”) pursuant to which Propco will have a right of first refusal on any sale leaseback by CEC of the gaming facilities of Centaur Holdings, LLC, which are proposed to be acquired by CEC, and certain income-producing improvements if built by Land Purchaser in lieu of a large-scale convention center on the Eastside Property, subject to certain exclusions.

Common Stock Purchase Agreement

On the Effective Date, the Company entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), with certain of its existing investors (collectively, the “Initial Purchasers”). Pursuant to the terms of the Common Stock Purchase Agreement, the Company has agreed to sell, contemporaneously with the consummation of the previously disclosed acquisition of the Harrah’s Las Vegas Property, approximately 45.946 million shares (the “Shares”) of its common stock, par value $0.01 (the “Common Stock”) to the Initial Purchasers at a price of $18.50 per Share in a private transaction, for gross proceeds of $850,000,000. The net proceeds from the transaction will be used to partially fund the purchase price for the Harrah’s Las Vegas Property and for working capital and general corporate purposes.

Pursuant to the terms of the Common Stock Purchase Agreement, for a period of seven business days following execution of the Common Stock Purchase Agreement, the Company may, in its sole discretion, permit one or more additional existing investors in the Company to become a party to the Common Stock Purchase Agreement and increase the total investment amount to up to $1,000,000,000. In addition, if by such date one or more existing investors in the Company agrees to purchase an aggregate amount of $850,000,000 of common stock at a price of at least $19.00 per share, the Initial Purchasers can elect to invest at such price up to fifty percent (50%) of their initial allocation. The Initial Purchasers will receive a 2% put option premium at the closing or upon the termination of the Common Stock Purchase Agreement.

The consummation of the transactions contemplated by the Common Stock Purchase Agreement is subject to the closing of the Company’s acquisition of the Harrah’s Las Vegas Property and other customary conditions. At the closing of the Common Stock Purchase Agreement, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) which will provide, among other things, for the Company to file a shelf registration statement for the benefit of the investors within 75 days following the closing. The Common Stock Purchase Agreement also contains customary representations, warranties and indemnification provisions.

On November 29, 2017, the Company issued a press release announcing the entry into the Common Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Repurchase of Mezzanine Debt

On the Effective Date, VICI I entered into agreements to purchase $200 million aggregate principal amount of Caesars Palace Las Vegas (“CPLV”) mezzanine A debt and $200 million aggregate principal amount of CPLV mezzanine B debt at a purchase rate of 109.5% plus accrued and unpaid interest from the existing holders of such debt (the “Holders”), contingent upon obtaining financing with an interest rate of no greater than LIBOR + 2.75% and with Original Issue Discount of no more than 25bps, and the closing of such purchases occurring on before December 31, 2017. As an affiliate of CPLV, VICI 1's lender rights are limited under an intercreditor agreement.

On November 29, 2017, the Company issued a press release announcing the entry into the CPLV mezzanine loan repurchase agreements. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement, the Sale Agreement and the Common Stock Purchase Agreement were made only for purposes of those agreements and as of the specific dates set forth therein, and were solely for the benefit of the parties to such agreements and are subject to certain limitations as agreed upon by the parties. In addition, the representations, warranties and covenants contained in these agreements may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of these agreements and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company or any other party or property.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the transactions contemplated by the Common Stock Purchase Agreement set forth in Item 1.01 is incorporated into this Item 3.02 by reference. The transactions contemplated by the Common Stock Purchase Agreement will result in aggregate gross proceeds to the Company of $850,000,000, subject to potential increase up to $1,000,000,000 before deducting transaction expenses. The Company expects to pay an aggregate fee to its financial advisor equal to 1.5% of the aggregate gross proceeds received by the Company under the Common Stock Purchase Agreement. The Shares are being offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 506(c) of Regulation D promulgated thereunder.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements can be identified by the use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are risks that the Company may be unable to complete its acquisition of the Harrah’s Las Vegas Property; risks that the Company may not achieve the benefits contemplated by the acquisition of the Harrah’s Las Vegas Property and the related transactions; and risks that not all potential risks and liabilities have been identified in the Company’s due diligence of the Harrah’s Las Vegas Property. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Other important risk factors that may affect the Company’s business, results of operations and financial position are discussed in its Form 10 registration statement, as amended, most recently filed Quarterly Report on Form 10-Q, its Current Reports on Form 8-K and other Securities and Exchange Commission filings. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 29, 2017
99.2	Press release dated November 29, 2017
99.3	Press release dated November 29, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: November 29, 2017	By:	/s/ KENNETH J. KUICK
Kenneth J. Kuick
Senior Vice President and Chief Accounting Officer